Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-146460) pertaining to the Dawson Geophysical Company 2006 Stock and Performance Incentive Plan,

(2)	Registration Statement (Form S-3 No. 333-180563) of Dawson Geophysical Company, and

(3)	Registration Statement (Form S-4 No. 333-199922) of TGC Industries, Inc. for the registration of TGC Industries, Inc. common stock and the related Joint Proxy Statement/Prospectus of TGC Industries, Inc. and Dawson Geophysical Company.

of our reports dated December 15, 2014, with respect to the consolidated financial statements of Dawson Geophysical Company and the effectiveness of internal control over financial reporting of Dawson Geophysical Company incorporated by reference in this Annual Report (Form 10-K) of Dawson Geophysical Company for the year ended September 30, 2014.

/s/ Ernst & Young LLP

Dallas, Texas

December 15, 2014